                                                                   EXHIBIT 11.1


                             CAMDEN PROPERTY TRUST
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)

                                                                       THREE MONTHS          SIX MONTHS
                                                                      ENDED JUNE 30,        ENDED JUNE 30,
                                                                   -------------------   -------------------
                                                                     1997       1996       1997       1996
                                                                   --------   --------   --------   --------
SIMPLE EARNINGS PER SHARE
    Weighted Average Common Shares Outstanding                       26,432     14,463     21,476     14,460
                                                                   ========   ========   ========   ========
        Simple Earnings Per Share                                  $   0.24   $   0.24   $   0.49   $   0.12
                                                                   ========   ========   ========   ========

PRIMARY EARNINGS PER SHARE
    Weighted Average Common Shares Outstanding                       26,432     14,463     21,476     14,460
    Shares Issuable from Assumed Conversion of:
        Common Share Options and Awards Granted and Outstanding         231         48        211         52
                                                                   --------   --------   --------   --------
    Weighted Average Common Shares Outstanding, as Adjusted          26,663     14,511     21,687     14,512
                                                                   ========   ========   ========   ========
        Primary Earnings Per Share                                 $   0.24   $   0.24   $   0.48   $   0.12
                                                                   ========   ========   ========   ========

FULLY DILUTED EARNINGS PER SHARE(*)
    Weighted Average Common Shares Outstanding                       26,432     14,463     21,476     14,460
    Shares Issuable from Assumed Conversion of:
        Common Share Options  and Awards Granted and Outstanding        370         88        306         85
        Operating Partnership Units                                   2,349                 1,180
        Convertible Subordinated Debentures                             482      1,830        727      1,833
                                                                   --------   --------   --------   --------
    Weighted Average Common Shares Outstanding, as Adjusted          29,633     16,381     23,689     16,378
                                                                   ========   ========   ========   ========
        Fully Diluted Earnings Per Share                           $   0.24   $   0.26   $   0.49   $   0.21
                                                                   ========   ========   ========   ========

EARNINGS FOR SIMPLE, PRIMARY AND FULLY
    DILUTED COMPUTATION:
Earnings to Common Shareholders (Simple Earnings
    Per Share Computation)                                         $  6,429   $  3,498   $ 10,493   $  1,748
Dividends on Convertible Preferred Shares                                                                  4
                                                                   --------   --------   --------   --------
Earnings (Primary Earnings Per Share Computation)                     6,429      3,498     10,493      1,752
Minority Interest in Operating Partnership                              597                   597
Interest on Convertible Subordinated Debentures                         133        756        429      1,563
Convertible Subordinated Debenture Cost Amortization                     22         80         64        159
                                                                   --------   --------   --------   --------
Earnings (Fully Diluted Earnings Per Share Computation)            $  7,181   $  4,334   $ 11,583   $  3,474
                                                                   ========   ========   ========   ========

* Fully diluted earnings per share of beneficial interest is not dilutive and is not presented in the Consolidated Statement of Operations.